UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Original Report (Date of earliest event reported):

May 11, 2005

ATMEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 441-0311
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Item 1.01. Entry into a Material Definitive Agreement

On March 11, 2005, the Atmel Corporation (“Atmel”) Board of Directors adopted, subject to stockholder approval, the Atmel Corporation 2005 Stock Plan (an amendment and restatement of the Atmel Corporation 1996 Stock Plan) (the “2005 Plan”). At the Annual Meeting of Stockholders of Atmel held on May 11, 2005, Atmel’s stockholders approved the 2005 Plan. The primary results from approval of such plan are (i) the effective extension of the 1996 Stock Plan until May 11, 2015; (ii) the addition of stock appreciation rights and restricted stock units; and (iii) the ability to grant performance-based awards that are fully deductible for federal income tax purposes.

A copy of the 2005 Stock Plan, as amended and restated May 13, 2005 (i) to provide additional limitations on the issuance of restricted stock units and (ii) to add clarifying language to language already contained in the 2005 Stock Plan, is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
10.1	Atmel Corporation 2005 Stock Plan, as amended and restated, and forms of agreements thereunder.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atmel Corporation (Registrant)
By:	/s/ Francis Barton
Francis Barton
Executive Vice President and Chief Financial Officer

Date: May 16, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Atmel Corporation 2005 Stock Plan, as amended and restated, and forms of agreements thereunder.